EXHIBIT 21.1

Braemar Hotels & Resorts Inc.
Subsidiaries Listing as of December 31, 2018

All the subsidiaries listed below are incorporated in Delaware except that Braemar Hotels & Resorts Inc. is incorporated in Maryland.

Braemar Hotels & Resorts Inc.
Ashford BC GP LLC
Ashford BC LP
Ashford Chicago GP LLC
Ashford Chicago Junior Mezz LLC
Ashford Chicago LP
Ashford Chicago Senior Mezz LLC
Ashford HHC III LLC
Ashford HHC Partners III LP
Ashford Philadelphia Annex GP LLC
Ashford Philadelphia Annex LP
Ashford Pier House GP LLC
Ashford Pier House LP
Ashford Pier House Mezz A LLC
Ashford Pier House Mezz B LLC
Ashford San Francisco II LP
Ashford Sapphire VII GP LLC
Ashford Sarasota 1031 LLC
Ashford Sarasota GP LLC
Ashford Sarasota Holding Company LLC
Ashford Sarasota LP
Ashford Seattle Waterfront GP LLC
Ashford Seattle Waterfront LP
Ashford SF GP LLC
Ashford Thomas LLC
Ashford TRS BC LLC
Ashford TRS Chicago II LLC
Ashford TRS Chicago Junior Mezz LLC
Ashford TRS Chicago Senior Mezz LLC
Ashford TRS Philadelphia Annex LLC
Ashford TRS Pier House LLC
Ashford TRS Pier House Mezz A LLC
Ashford TRS Pier House Mezz B LLC

Ashford TRS Sapphire III LLC
Ashford TRS Sapphire VII LLC
Ashford TRS Sarasota Holding Company LLC
Ashford TRS Sarasota LLC
Ashford TRS Sarasota Residence LLC
Ashford TRS Seattle Waterfront LLC
Ashford TRS SF LLC
Ashford TRS Yountville Holding Company LLC
Ashford TRS Yountville II LLC
Ashford TRS Yountville LLC
Ashford Yountville 1031 LLC
Ashford Yountville GP LLC
Ashford Yountville Holding Company LLC
Ashford Yountville II GP LLC
Ashford Yountville II LP
Ashford Yountville LP
BHR SMA GP, LLC
BHR SMA, LP
Braemar Hospitality Limited Partnership
Braemar OP General Partner LLC
Braemar OP Limited Partner LLC
Braemar TRS Corporation
CHH Capital Hotel GP LLC
CHH Capital Hotel Partners LP
CHH Capital Tenant Corp.
CHH III Tenant Parent Corp.
CHH Torrey Pines Hotel GP LLC
CHH Torrey Pines Hotel Partners LP
CHH Torrey Pines Tenant Corp.
RC Hotels (Virgin Islands), Inc.